Exhibit 99.1

Reporting Persons Information

Name of Reporting Person:	WhiteHawk Income Corporation

Address of Reporting Person:	2000 Market St, Suite 910
Philadelphia, PA 19103

Relationship of Reporting Person to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	PHX Minerals, Inc. [PHX]

Date of Event Requiring Statement:
(Month/Day/Year):	06/23/2025

Name of Reporting Person:	Daniel Herz

Address of Reporting Person:	2000 Market St, Suite 910
Philadelphia, PA 19103

Relationship of Reporting Person to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	PHX Minerals, Inc. [PHX]

Date of Event Requiring Statement:
(Month/Day/Year):	06/23/2025

Name of Reporting Person:	WhiteHawk Merger Sub, Inc.

Address of Reporting Person:	2000 Market St, Suite 910
Philadelphia, PA 19103

Relationship of Reporting Person to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	PHX Minerals, Inc. [PHX]

Date of Event Requiring Statement:
(Month/Day/Year):	06/23/2025

Name of Reporting Person:	WhiteHawk Acquisition, Inc.

Address of Reporting Person:	2000 Market St, Suite 910
Philadelphia, PA 19103

Relationship of Reporting Person to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	PHX Minerals, Inc. [PHX]

Date of Event Requiring Statement:
(Month/Day/Year):	06/23/2025

/s/ Jeffrey Slotterback, Chief Financial Officer, WhiteHawk Income Corporation	06/23/2025

/s/ Daniel Herz	06/23/2025

/s/ Jeffrey Slotterback, President, WhiteHawk Merger Sub, Inc.	06/23/2025

/s/ Jeffrey Slotterback, President, WhiteHawk Acquisition, Inc.	06/23/2025
**Signature of Reporting Person	Date